Exhibit 99.1

EVA Live Increases Ownership Interest to 51% in Spiro Senior Living Following Successful Launch of Initial Healthcare and Technology Operations Tapping 1.3 Trillion Dollar Industry

LOS ANGELES, CA – June 12th, 2026 – EVA Live, Inc. (NASDAQ: GOAI) today announced it has reached terms for a definitive agreement under which EVA will hold a 51% ownership interest across Spiro Senior Living and related operating entities, subject to final documentation expected to be completed on or about July 1.

The transaction establishes EVA’s controlling interest in Spiro Senior’s healthcare operations, technology platform, digital infrastructure, and future growth initiatives, aligning both organizations for accelerated national expansion.

Spiro Senior has opened its first three senior healthcare facilities and is actively expanding through its relationship with Meridian Senior Living. Management expects continued facility expansion on a recurring basis, creating a scalable pathway for national growth. Currently all three facilities are treating patients daily and the business is generating revenue exceeding expectations.

“Reaching terms on this structure represents an important milestone for EVA and its shareholders,” said David Boulette, CEO of EVA Live. “Spiro provides EVA with resources to assist in rapid and controlled growth in the senior living market, creating new opportunities for and long-term value creation.”

Management believes fragmented communication systems in senior care present a significant inefficiency, and EVA intends to address this through a unified AI-enabled engagement ecosystem designed to improve coordination, communication, and quality of care. The platform is expected to generate recurring revenue through software subscriptions, healthcare integrations, and digital care services while improving patient outcomes, increasing family engagement, and reducing unnecessary hospitalizations.

“The partnership with EVA Live through equity compensation reflects our strong belief in GOAI and its long-term potential,” said Chris Fox, CEO of Spiro. “We are choosing to participate in EVA Live as shareholders because we see significant upside in the company’s vision and want to be aligned as long-term partners in its growth.”

Together, EVA Live and Spiro Senior are building a scalable healthcare and technology platform designed to drive recurring revenue, expand operating locations, and leverage artificial intelligence to improve care delivery. As rollout across Meridian communities continues, management believes the partnership has the potential to create meaningful growth opportunities while establishing a leading position in the rapidly expanding senior healthcare market.

About EVA Live, Inc.

EVA Live, Inc. (Nasdaq: GOAI) is an artificial intelligence-driven technology company focused on digital advertising automation, intelligent quoting solutions, and data-driven customer acquisition. The company’s proprietary platforms enable businesses to automate marketing decisions, improve efficiency, and scale customer engagement through real-time AI optimization.

About Spiro Senior

Spiro Senior is an integrated senior healthcare and wellness platform focused on redefining the aging experience through advanced clinical services, artificial intelligence, and real-time care coordination. Combining on-site primary and specialty care with a proprietary AI-powered companion application, Spiro delivers a proactive “treat-in-place” model designed to improve resident outcomes, reduce unnecessary hospitalizations, and enhance overall wellspan — the quality, independence, and cognitive strength of life as people age.

The Spiro platform connects residents, families, caregivers, and medical providers through real-time health insights, predictive analytics, coordinated communication tools, and personalized wellness programs. By integrating digital health intelligence with senior living operations, Spiro is creating a more transparent, connected, and technology-driven model of senior care designed to meet the growing demands of the aging baby boomer population.

About Meridian Senior

Meridian Senior Living is a leading senior housing operator providing compassionate care and enriching lifestyle services to older adults across the United States. With communities in more than 15 states, Meridian delivers a full continuum of senior living options including independent living, assisted living and memory care services. Guided by a mission to “enrich lives” and create extraordinary daily experiences, the organization focuses on personalized care, innovative programming, and strong community engagement that supports residents’ wellbeing, independence, and quality of life.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein, including but not limited to such things as future business strategy, plans, and goals, and the expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Please see the risk factors included in the Company’s United States Securities and Exchange Commission filings, which could cause actual results and events to differ materially from those contained in the forward-looking statements. You are cautioned against attributing undue certainty to forward-looking statements. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release. Any forward-looking statements made in this press release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Media Inquiries:

Javan Khazali

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